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                                                                    Exhibit 21.1


                        List of Subsidiaries of Issuer

                                                                   Percentage of
                                                                   Shares Owned
                                                                     by Issuer
                                                                   -------------
Micro-Filtration, Inc.; incorporated in Michigan                        80%

Numation Inc.; incorporated in Michigan                                 90%

Numatech Inc.; incorporated in Michigan                                 88%

I.A.E. Incorporated; incorporated in Michigan                          100%

Ultra Air Products, Inc.; incorporated in Michigan                      80%

Microsmith, Inc.; incorporated in Arizona                               80%

Numatics B.V.; organized in the Netherlands                            100%

Numatics S.A. de C.V.; organized in Mexico                             100%

Numatics S.A.R.L.; organized in France                                 100%

Numatics Ltd.; organized in the United Kingdom                         100%

Numatics Ltd.; organized in Canada                                     100%

NAC Beteilingungs GmbH; organized in Germany                           100%

Numatics GmbH; organized in Germany                                    100%

Numatics K.F.T.; organized in Hungary                                  100%

Numatics Ltd; organized in Taiwan                                       95%

Numatics S.R.L.; organized in Italy                                    100%

Univer GmbH; organized in Germany                                      100%